Exhibit 99.1

Auxilium Pharmaceuticals, Inc. Announces Publication of U.S. CPT® Codes and Related

Reimbursement Rates for XIAFLEX®

- 2012 Medicare national average reimbursement rates for new procedure codes expected to provide appropriate value for XIAFLEX and streamline the reimbursement process

MALVERN, PA, (November 2, 2011) — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced that the Center for Medicare and Medicaid Services (CMS) released the payment rates for the 2012 Current Procedural Terminology (CPT®) codes last night that will be used with XIAFLEX® for the treatment of adult Dupuytren’s contracture patients with a palpable cord beginning January 1, 2012. The two new Category I CPT codes, issued by the American Medical Association (AMA) for 2012, are 20527 for the XIAFLEX injection procedure and 26341 for the finger extension or manipulation procedure, administered 24 hours following the XIAFLEX injection, as per the label. The finger extension code payment will cover any additional patient follow-up visits up to 10 days after the extension. The CPT codes will apply to the procedures only, and leave in place the separate J code for reimbursement of the product. Medicare payment rates for the CPT codes listed below in Table 1 are a national average and will vary based on geographical adjustments.

CPT codes are the most widely accepted form of medical nomenclature used to report medical procedures and services under public and private health insurance programs in the U.S. The purpose of the CPT codes is to provide a uniform language that accurately describes medical, surgical, and diagnostic services. Physicians, hospitals, and other health care providers use CPT codes to report medical services to private and public health insurance systems for purposes of reimbursement. A standard system of coding also allows for reliable nationwide data collection. CPT is a registered trademark of the AMA, which first published the codes in 1966.

Among the AMA’s stated criteria for a new Category I CPT code are requirements that: (1) the service/procedure has received approval from the U.S. Food and Drug Administration for the specific use of devices or drugs; (2) the service/procedure is a distinct service performed by many physicians/practitioners across the U.S.; (3) the clinical efficacy of the service/procedure is well established and documented in U.S. peer review literature; and (4) the service/procedure is neither a fragmentation of an existing procedure/service nor currently reportable by one or more existing codes.

“We are extremely pleased that the AMA has created unique CPT codes to validate the value of the XIAFLEX injection and manipulation procedures. These two new codes, along with existing evaluation and management and splinting codes, should ease the claims processing burden on office staff, speed up the time to payment and increase predictability of payment,” said Armando Anido, Chief Executive Officer and President of Auxilium. “We plan to smooth the 2012 transition to new XIAFLEX procedure codes with education for physician offices starting in late 2011.”

2012 CPT codes for XIAFLEX

The below codes represent what the Company expects will be the typical treatment cycle (evaluation & management visit, injection procedure, manipulation procedure and splinting) of a new Dupuytren’s patient who eventually receives a single XIAFLEX injection in a Dupuytren’s cord. These 2012 rates reflect a national Medicare average of the non-facility allowable. As always, coding reflects clinical decisions, and physicians may opt to use other or additional codes based on their medical judgment.

Table 1 – XIAFLEX Procedure Reimbursement per Single Injection – Medicare National Average

Description	Code	Amount
Office or other outpatient visit, for the evaluation and management of a new patient	99203	$102.95
INJECTION, ENZYME (EG, COLLAGENASE), PALMAR FASCIAL CORD (IE, DUPUYTREN’S CONTRACTURE)	20527	$75.77
Finger Extension- MANIPULATION, PALMAR FASCIAL CORD (IE, DUPUYTREN’S CORD), POST ENZYME INJECTION (EG, COLLAGENASE), SINGLE CORD (10 day global)	26341	$98.53
Application of finger splint; static	29130	$39.07

In addition to the above procedure codes, physicians treating a Medicare patient typically use XIAFLEX J code 0775 to bill for the cost of the drug at the average selling price (ASP) plus 6 percent.

The above rates are calculated using the final 2012 relative value unit (RVU) for each of the above codes and multiplying it by the 2011 conversion factor (i.e. RVU x conversion factor = reimbursement rate). Without a change in the law from Congress, Medicare payment rates to providers that are paid under the Medicare Physician Fee Schedule will be reduced by 27.4 percent (via the proposed 2012 conversion factor) for services in 2012. This is the eleventh time the Sustainable Growth Rate (SGR) formula has proposed a payment cut although the reductions have been averted through legislation in ten of the past eleven years, with the exception of allowing the reduction to stand in 2002.

About Dupuytren’s contracture

Dupuytren’s contracture is a chronic condition that affects the connective tissue that lies beneath the skin in the palm. The disease is progressive in nature. Typically, skin pits then nodules develop in the palm as collagen deposits accumulate. As the disease progresses, the collagen deposits form a cord that stretches from the palm of the hand to the base of the finger. Once this cord develops, the patient’s fingers contract and the function of the hand is impaired. The incidence of Dupuytren’s disease, inclusive of pits, nodules and cords, is highest in Caucasians, historically those of Northern European descent, with a global prevalence of three to six percent of the Caucasian population1. Most cases of Dupuytren’s contracture occur in patients older than 50 years2.

The most frequently affected parts of the hand associated with Dupuytren’s contracture are the joints called the Metacarpal Phalangeal Joint, or MP joint, which is the joint closest to the palm of the hand and the Proximal Intra-Phalangeal Joint, or the PIP joint, which is the middle joint in the finger. The little finger and ring finger are most frequently involved. It is estimated by SDI Health, LLC that up to 40% of annual Dupuytren’s surgeries are performed to treat two or more cords concurrently. XIAFLEX is the only drug approved by the U.S. Food and Drug Administration for treatment of Dupuytren’s contracture, which has historically been treated primarily by an open surgical procedure.

(1)	Hurst, L. C. et al., Injectable Collagenase Clostridium Histolyticum for Dupuytren’s Contracture, New England Journal of Medicine, (2009; 361:968-979)
(2)	Badalamente, M. A., Hurst, L. C. et al., The Journal of Hand Surgery, (2002; 27A:788-798)

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences, such as urologists, endocrinologists, certain targeted primary care physicians, hand surgeons, subsets of orthopedic, general, and plastic surgeons who focus on the hand, and rheumatologists. Auxilium markets XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord and Testim® 1%, a testosterone gel, for the topical treatment of hypogonadism in the U.S. Pfizer Inc. has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in 46 countries in Eurasia and Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan. Ferring International Center S.A. markets Testim in the EU and Paladin Labs Inc. markets Testim in Canada. Auxilium has three projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease, in phase IIa of development for the treatment of Frozen Shoulder syndrome (Adhesive Capsulitis) and in phase Ib of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the value for XIAFLEX provided by the 2012 Medicare national average reimbursement rates for new procedure codes and the effect of new procedure codes on the reimbursement process; reductions in Medicare payment rates in accordance with the SGR formula for 2012; the prevalence of Dupuytren’s contracture; products in development for Peyronie’s disease, Frozen Shoulder syndrome and cellulite; and the potential for XIAFLEX to be used in multiple indications.

Forward-looking statements often address Auxilium’s expected future financial position or business strategy and plans and objectives of management for future operations. Forward-looking statements provide Auxilium’s current expectations or forecasts of future events. Auxilium’s performance and financial results could differ materially from those reflected in these forward-looking statements due to various risks and uncertainties.

A more detailed list and description of the risks and uncertainties that Auxilium faces may be found under the heading “Risk Factors” in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended June 30, 2011, which are on file with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of the forward-looking statements contained in this release may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Auxilium undertakes no obligation to update publicly any forward-looking statement.

CONTACT:

James E. Fickenscher

Chief Financial Officer, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com

###